Exhibit 1.1

EXECUTION VERSION

Willis North America Inc.

$750,000,000 5.900% Senior Notes due 2054

Underwriting Agreement

New York, New York

February 27, 2024

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, New York 10001

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Willis North America Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $750,000,000 aggregate principal amount of its 5.900% Senior Notes due 2054 (the “Securities”), to be guaranteed (the “Guarantees”) on an unsecured unsubordinated basis by Willis Netherlands Holdings B.V. (a private limited liability company incorporated under the laws of the Netherlands), Willis Towers Watson Public Limited

Company (“WTW”) and Willis Towers Watson Sub Holdings Unlimited Company (each a company organized under the laws of Ireland) and Trinity Acquisition plc, Willis Investment UK Holdings Limited, TA I Limited, Willis Group Limited and Willis Towers Watson UK Holdings Limited (each a company organized under the laws of England and Wales) (collectively, the “Guarantors”). The Securities will be issued under an indenture dated as of May 16, 2017 (the “Base Indenture”), as supplemented by the seventh supplemental indenture, dated as of March 5, 2024 (the “Supplemental Indenture” and, together with the Base Indenture and the Supplemental Indenture, the “Indenture”), among the Issuer, the Guarantors and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Except as otherwise specified or as the context otherwise implies, any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 23 hereof.

1. Representations and Warranties. Each of the Issuer and the Guarantors jointly and severally represents and warrants to, and agrees with, each Underwriter that:

(i) Each of the Issuer and the Guarantors meets the requirements for use of Form S-3 under the Act and together they have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-263086), on Form S-3, including a related Basic Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Issuer may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(ii) On each Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the date of the Final Prospectus and any amendment or supplement thereto and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantors make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8(c) hereof.

(iii) As of the Execution Time, the Disclosure Package, when taken together as a whole does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(iv) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Issuer, any Guarantor or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), WTW was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Issuer agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(v) (A) At the earliest time after the filing of the Registration Statement that the Issuer, any Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (B) as of the Execution Time (with such date being used as the determination date for purposes of this clause (B)), none of the Issuer or any Guarantor was or is an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(vi) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(ii) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(vii) The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and, when read together with the other information in the Disclosure Package and the Final Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Final Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the other information in the Disclosure Package and the Final Prospectus, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Final Prospectus was first used and the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions in such documents incorporated by reference made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described in Section 8(c) hereof.

(viii) Each of the Issuer, the Guarantors and each of their respective Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Act) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is organized (which requires such) with requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or results of operations of WTW and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(ix) All the outstanding ordinary or common equity interests or shares, as applicable, in each of the Issuer, the Guarantors and each of their respective Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth on Schedule II, all outstanding common equity interests or shares in each such Significant Subsidiary are owned by the Issuer or the Guarantors, as applicable, either directly or indirectly and, except as set forth in the Disclosure Package and the Final Prospectus, are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(x) The Base Indenture has been duly authorized, executed and delivered by each of the Issuer and the Guarantors, and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, court protection, moratorium or other laws affecting creditors’ rights generally from time to time in effect, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and with respect to Irish law, to limitation periods imposed by law and other matters which are set out as qualifications or reservations as to matters of law of general application in any opinion provided hereunder). The Supplemental Indenture has been duly authorized, executed and delivered by each of the Issuer and the Guarantors, constitutes a legal, valid and binding instrument enforceable against the Issuer and the Guarantors in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, court protection, moratorium or other laws affecting creditors’ rights generally from time to time in effect, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and with respect to Irish law, to limitation periods imposed by law and other matters which are set out as qualifications or reservations as to matters of law of general application in any opinion provided hereunder); and the Indenture has been duly qualified under the Trust Indenture Act. The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer and the Guarantors entitled to the benefits of the Indenture (subject to applicable bankruptcy, reorganization, insolvency, court protection, moratorium or other laws affecting creditors’ rights generally from time to time in effect, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Guarantee of each Guarantor has been duly authorized and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, court protection or other laws affecting creditors’ rights generally from time to time in effect, to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law and, with respect to Irish law, to limitation periods imposed by law and other matters which are set out as qualifications or reservations as to matters of law of general application in any opinion provided hereunder).

(xi) The Securities and the Indenture will conform in all material respects to the respective descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(xii) The descriptions in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) of statutes, and other laws, rules and regulations, legal and governmental proceedings and contracts and other documents applicable to the Issuer and the Guarantors are accurate and fairly present in all material respects the information that is required to be described therein under the Act; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(xiii) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

(xiv) Each of the Issuer and each Guarantor is not and, after giving effect to the offering and sale of the Securities and the Guarantees as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xv) No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein, except (1) such as have been obtained under the Act; and (2) such as may be required under the state securities laws (“Blue Sky laws”) of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(xvi) None of the execution and delivery of this Agreement, the sale of the Securities and the Guarantees, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantors or any Significant Subsidiary pursuant to (i) the Certificate of Incorporation and By-laws of the Issuer or the charter, by-laws or constitutional documents (or similar organizational documents) of the Guarantors or the Significant Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement, partnership agreement, joint venture agreement or other agreement or instrument to which the Issuer, the Guarantors or any Significant Subsidiary is a party or is bound or to which its or their properties or assets are subject (collectively, “Contracts”) or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer, the Guarantors or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer, the Guarantors or any Significant Subsidiary or any of its or their properties or assets, except in the case of clauses (ii) and (iii) for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii) The consolidated historical financial statements of WTW and its consolidated subsidiaries, and the related notes thereto, included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of WTW and its consolidated subsidiaries, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the captions “Summary – Summary Historical Consolidated Financial Data” in the Preliminary Prospectus and the Final Prospectus fairly present in all material respects, on the basis stated in the Preliminary Prospectus and the Final Prospectus, the information included therein.

(xviii) Except as disclosed in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, or to the knowledge of WTW, threatened or contemplated, to which WTW or any of its Significant Subsidiaries is or may be a party or to which the business, property or assets of WTW or any of its Significant Subsidiaries is or may be subject, (ii) to the knowledge of WTW, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, and (iii) no injunction, restraining order or order of any nature by a court of competent jurisdiction to which WTW or any of its Significant Subsidiaries is or may be subject, that has been issued and is outstanding that, in the case of clauses (i), (ii) or (iii) above (x) would reasonably be expected to have a Material Adverse Effect or (y) seeks to restrain, enjoin, interfere with, or would reasonably be expected to adversely affect in any material respect, the performance of this Agreement or any of the transactions contemplated by this Agreement; and the Issuer and the Guarantors have complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Disclosure Package and the Final Prospectus.

(xix) None of the Issuer or the Guarantors is (i) in violation of its charter, by-laws or constitutional documents (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Issuer or the Guarantors or any of their respective properties or assets or (iii) in breach or default in the performance of any Contract, except, in the case of clauses (i), (ii) and (iii) for any such violation, breach or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Deloitte & Touche LLP, who have certified certain financial statements of WTW and its consolidated subsidiaries and delivered their respective reports with respect to certain audited consolidated financial statements incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to WTW within the meaning of the Act and the applicable rules and regulations thereunder.

(xxi) No stamp, registration, documentary, transfer, sales, stock exchange, value-added, withholding or any other similar duty or tax is payable in the United States, the Netherlands, the United Kingdom, Ireland or any other jurisdiction in which the Issuer or any of the Guarantors is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of this Agreement by the Issuer and the Guarantors or the issuance, sale or delivery of the Securities to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus.

(xxii) Each of WTW and its Significant Subsidiaries has filed all federal, state, local and foreign (including, without limitation, the Netherlands, the United Kingdom and Ireland) tax returns required to be filed to the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes that have become due, except to the extent any such failure would not have a Material Adverse Effect; and other than tax deficiencies which WTW or any such Significant Subsidiary is contesting in good faith and for which WTW or any such Significant Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against WTW or any of its Significant Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxiii) Each of WTW and its Significant Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, to all property and assets described in the Disclosure Package and the Final Prospectus as being owned by it and good title to all leasehold estates in the real property described in the Disclosure Package and the Final Prospectus as being leased by it except for (i) liens for taxes not yet due and payable or for taxes being contested in good faith and for which WTW or any such Significant Subsidiary has provided adequate reserves, (ii) liens, claims, encumbrances and restrictions that do not materially interfere with the use made and proposed to be made of such properties (including, without limitation, purchase money mortgages), and (iii) to the extent the failure to have such title or the existence of such liens, claims, encumbrances and restrictions would not reasonably be expected to have a Material Adverse Effect.

(xxiv) Neither WTW nor any of its Significant Subsidiaries is involved in any labor dispute nor, to the best of the knowledge of WTW, is any labor dispute threatened which, if such dispute were to occur, which in either case, would reasonably be expected to have a Material Adverse Effect.

(xxv) WTW and each of its Significant Subsidiaries maintain insurance insuring against such losses and risks as WTW reasonably believes is adequate to protect WTW and each of its Significant Subsidiaries and their respective businesses, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect; WTW and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by WTW or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that would reasonably be expected to have a Material Adverse Effect; none of WTW or any of its Significant Subsidiaries has been refused any insurance coverage sought or applied for; and none of WTW or any of its Significant

Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(xxvi) [Reserved].

(xxvii) Except as disclosed in the Disclosure Package and the Final Prospectus and subject to the scope and limitations set forth therein, under the current laws and regulations of Ireland and England and Wales, all payments made hereunder and on the Securities may be paid by any Guarantor organized in such jurisdictions to the holder thereof in United States dollars that may be freely transferred out of Ireland and England and Wales, as applicable, and all such payments made to holders thereof who are nonresidents (including for tax purposes) of Ireland and England and Wales, as applicable, will not be subject to income, withholding or other taxes under the laws or regulations of Ireland and England and Wales, as applicable, and will otherwise be free of any other tax, duty, withholding or deduction in Ireland and England and Wales, as applicable, and without the necessity of obtaining any governmental authorization in Ireland and England and Wales, as applicable.

(xxviii) Each of WTW and its Significant Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all appropriate federal, state, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on the business of WTW, and its Significant Subsidiaries as now conducted as set forth in the Disclosure Package and the Final Prospectus, the lack of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (“Permits”); each of WTW and its Significant Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and, to the best knowledge of WTW, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where the failure to fulfill or perform such obligations or such impairment, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of WTW or its Significant Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxix) WTW and each of its subsidiaries maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) WTW’s financial records are maintained in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of WTW; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of WTW are being made only in accordance with authorizations of management and directors of the Issuer; and (iii) the unauthorized acquisition, use or disposition of WTW’s assets that could have a material effect on WTW’s financial statements are prevented or detected in a timely manner. WTW and its subsidiaries maintain internal control over financial reporting, and such internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and such internal control over financial reporting is effective. WTW maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by WTW in the reports that WTW files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by WTW in the reports that it files or submits under the Exchange Act is accumulated and communicated to WTW’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(xxx) The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxi) The Issuer and the Guarantors have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security issued by any of them to facilitate the sale or resale of the Securities.

(xxxii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of WTW, WTW and its Significant Subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials (“Environmental Laws”). The term “Hazardous Material” means (a) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of WTW or its Significant Subsidiaries has received any written notice and there is no pending or, to the best knowledge of WTW, threatened action, suit or proceeding before or by any court or governmental agency or body alleging liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of WTW or any of its Significant Subsidiaries arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location owned by WTW or any Significant Subsidiary of WTW, or (ii) any violation or alleged violation of any Environmental Law, in either case (x) which alleged or potential liability would be required to be described in the Preliminary Prospectus, the Final Prospectus or the Registration Statement under the Act, or (y) which alleged or potential liability would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii) None of WTW or its subsidiaries has any liability for any (1) prohibited transaction, (2) any actual or contingent liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to the termination of any employee benefit plan or (3) any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to ERISA to which WTW or its subsidiaries makes or ever has had any liability to made a contribution and in which any employee of WTW or any other entity that is under common control with the WTW (within the meaning of Section 4001(a)(14) of ERISA) is or has ever been a participant, except to the extent such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of WTW and its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. In addition, WTW has caused (i) all pension schemes maintained by or for the benefit of any of WTW’s subsidiaries organized under the laws of England and Wales or any of its employees to be maintained and operated in all material respects in accordance with all applicable laws from time to time and (ii) all such pension schemes to be funded in accordance with the governing provisions of such schemes, except to the extent failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiv) The subsidiaries listed on Schedule III attached hereto are Significant Subsidiaries of WTW as defined by Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).

(xxxv) WTW and each of its Significant Subsidiaries owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and copyrights necessary to conduct the business described in the Disclosure Package and the Final Prospectus, except where the failure to own or possess or have the ability to acquire any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of WTW or any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names or copyrights which, if such assertion of infringement or conflict were sustained, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxvi) None of the Issuer, the Guarantors or their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Netherlands, England and Wales or Ireland.

(xxxvii) To ensure the legality, validity, enforceability and admissibility into evidence of each of this Agreement, the Securities and any other document to be furnished hereunder in England and Wales, it is not necessary that this Agreement, the Securities or such other document be filed or recorded with any court or other authority in England and Wales or any stamp or similar tax be paid in England and Wales on or in respect of this Agreement, the Securities or any such other document.

(xxxviii) Each of the Guarantors has duly and irrevocably appointed Matthew S. Furman, Esq., c/o Willis Towers Watson Public Limited Company, Brookfield Place, 200 Liberty Street, 6th Floor, New York, New York 10281, as its agent to receive service of process with respect to actions arising out of or in connection with (i) this Agreement; and (ii) violations of United States federal securities laws relating to offers and sales of the Securities.

(xxxix) Under Irish law, Dutch law and the law of England and Wales the Underwriters will not be deemed to be resident, domiciled, carrying on any commercial activity in Ireland, the Netherlands or England and Wales or subject to any taxation in Ireland, the Netherlands or England and Wales by reason only of the entry into, performance or enforcement of this Agreement to which they are a party or the transactions contemplated hereby, provided that the Underwriters do not execute this Agreement (or any documents contemplated thereby) in Ireland, the Netherlands or in the United Kingdom and do not carry out any of the activities or operations relating to this Agreement (or the transactions contemplated thereby) in Ireland, the Netherlands or in the United Kingdom, through a branch, agency or otherwise. For the avoidance of doubt, this representation does not relate to taxes not exclusively resulting from the mere entry into, performance or enforcement of this Agreement or the transactions contemplated hereby, such as taxes resulting from the Underwriters or their affiliated companies having at any moment any nexus with Ireland, the Netherlands or England and Wales or any direct or indirect affiliation in share capital, control, profit entitlement or management with any Guarantor or rights to acquire such affiliation. On the basis that the Underwriters will not provide services directly to Irish individuals, it is not necessary under Irish law, that the Underwriters be authorized, licensed, qualified or otherwise entitled to carry on business in Ireland, for their execution, delivery, performance or enforcement of this Agreement. On the basis that the Underwriters will not provide services directly to Willis Netherlands Holdings B.V., it is not necessary under Dutch law that the Underwriters be authorized, licensed, qualified or otherwise entitled to carry on business in the Netherlands, for their execution, delivery, performance or enforcement of this Agreement. It is not necessary under the law of England and Wales that the Underwriters be authorized, licensed, qualified or otherwise entitled to carry on business in England and Wales for their execution, delivery, performance or enforcement of this Agreement, provided that the Underwriters do not carry out any of the activities or operations relating to this Agreement (or the transactions contemplated hereby) in the United Kingdom, through a branch, agency or otherwise.

(xl) Under Irish law, a final and conclusive judgment properly obtained in a New York State court or U.S. federal court in the State of New York of competent jurisdiction based upon this Agreement, or the Indenture, including the Guarantee of any Guarantor resident in Ireland under which a sum of money is payable, may be the subject of enforcement proceedings in Ireland under common law rules on the debt evidenced by the judgment of such court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, one would expect such proceedings to be successful provided that:

(1) the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Ireland;

(2) the judgment is not contrary to public policy in Ireland, has not been obtained by fraud or in proceedings contrary to natural or constitutional justice, and the judgment is not inconsistent with a prior Irish judgment; and

(3) the proceedings are instituted in Ireland within the applicable limitation period.

(xli) There is no treaty regarding the recognition and enforcement of judicial decisions between the United States and The Netherlands. Therefore, a final judgment against Willis Netherlands Holdings B.V. rendered by the U.S. federal courts or New York state courts in the Borough of Manhattan in The City of New York would not automatically be enforceable in The Netherlands. However, a final judgment obtained in the U.S. federal courts or New York state courts in the Borough of Manhattan in The City of New York, to the extent it is not rendered by default, it is not subject to appeal or other means of contestation and is enforceable in the United States with respect to the payment of obligations of Willis Netherlands Holdings B.V. under this Agreement expressed to be subject to the laws of State of New York, would generally be upheld and be regarded by a Dutch Court of competent jurisdiction as conclusive evidence when asked to render a judgment in accordance with the judgment of which enforcement is sought, without substantive re-examination or re-litigation of the merits of the subject matter thereof; provided, however, that such judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of due justice, its contents and enforcement do not conflict with Dutch public policy (openbare orde) and that judgment has not been rendered by default and/or in proceedings of a criminal or revenue or other public law nature.

(xlii) A final and conclusive judgment properly obtained in a New York State court or U.S. federal court in the State of New York of competent jurisdiction under this Agreement, the Securities or the Indenture, including the Guarantee of any Guarantor resident in England, against Willis Investment UK Holdings Limited, TA I Limited, Trinity Acquisition plc, Willis Group Limited and Willis Towers Watson UK Holdings Limited will be recognized in England, and given effect in England at common law by an action or counterclaim for the amount due under such judgment, without a substantive re-examination of the merits of such judgment.

(xliii) [Reserved].

(xliv) The operations of WTW and each of its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and, as applicable, any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving WTW or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of WTW, threatened.

(xlv) None of WTW, its subsidiaries or, to the knowledge of WTW, any director, officer, agent or employee or affiliate of WTW and its subsidiaries, is the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, or HM Treasury) (collectively, “Sanctions”), nor is WTW or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (presently Cuba, Iran, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, North Korea and Syria) nor is a person on the list of “Specially Designated Nationals and Blocked Persons” or any other Sanctions-related list of designated persons, nor is owned or otherwise controlled by any person or persons on a Sanctions-related list of designated persons; and WTW and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of any person or entity that at the time of such funding, financing or facilitating is subject to, or located, organized or resident in a country or territory (presently Cuba, Iran, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, North Korea and Syria) that is the subject of Sanctions or in any other manner that will result in a violation by any person of Sanctions.

(xlvi) None of WTW, its subsidiaries or, to the knowledge of WTW, any director, officer, agent, employee or affiliate of WTW and its subsidiaries, is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom, each as amended; and the Issuer will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture or other person for the purposes of facilitating activities in violation of applicable anti-corruption laws.

(xlvii) WTW and each of its subsidiaries have taken what they believe to be commercially reasonable actions to protect and maintain the security, integrity and continuous operation of the material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases used in connection with their respective businesses (and the data stored therein or processed thereby), and, to the knowledge of WTW, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of WTW, neither WTW nor any of its subsidiaries is in breach or violation of any statute, judgment, decree, order, rule, regulation or their own posted policies or contractual obligations applicable to the operation of their business relating to privacy or data security, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Issuer or of any Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer or the Guarantors, as the case may be, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to, and the Guarantors agree to cause the Issuer to, sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 98.637% of the principal amount of the Securities plus accrued interest from March 5, 2024 to the date of delivery, the amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on March 5, 2024, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Issuer and the Guarantors or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. Each of the Issuer and the Guarantors jointly and severally agree with the several Underwriters that:

(i) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) The Issuer shall prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in a form approved by you and shall file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(iii) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iv) If, at any time when the Final Prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuer will (1) promptly notify the Representatives of any such event; (2) as soon as practicable, prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus; and (4) promptly supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(v) As soon as practicable, the Issuer will make generally available to its security holders and to the Representatives an earnings statement or statements of WTW and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(vi) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(vii) The Issuer and each Guarantor will cooperate with you and counsel for the Underwriters in connection with the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where it is not now so subject.

(viii) The Issuer and the Guarantors will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security issued by any of them to facilitate the sale or resale of the Securities.

(ix) The Issuer agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Free Writing Prospectus, each Preliminary Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Free Writing Prospectus, each Preliminary Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of one counsel for the Underwriters relating to such filings); (8) transportation and other expenses incurred by or on behalf of the Issuer’s representatives in connection with presentations to prospective purchasers of the Securities; (9) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer and the Guarantors; (10) any fees charged by securities rating services for rating the Securities, (11) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (12) all expenses and application fees related to the listing of the Securities and trading on The International Stock Exchange located in Jersey or such other recognized stock exchange where the Issuer may list the Securities; and (13) all other costs and expenses incurred by the Issuer and the Guarantors that are incidental to the performance by the Issuer and the Guarantors of their respective obligations hereunder.

(x) Each of the Issuer and each Guarantor agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 5(ii) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer and each Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(ii) hereof, and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Issuer shall have requested and caused Weil, Gotshal & Manges LLP, U.S. counsel and Weil, Gotshal & Manges (London) LLP, U.K. counsel for certain Guarantors, to have furnished to the Representatives their opinion and letter, dated the Closing Date and addressed to the Representatives, in the forms set forth on Annexes A-I and A-II hereto with respect to U.S. counsel and in a form reasonably satisfactory to the Underwriters, with respect to the opinion of U.K. counsel.

(c) The Issuer shall have requested and caused Matheson LLP, Irish counsel for WTW and Willis Towers Watson Sub Holdings Unlimited Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex B hereto.

(d) The Issuer shall have requested and caused Baker & McKenzie Amsterdam N.V., Dutch counsel for Willis Netherlands Holdings B.V., to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex C hereto.

(e) [Reserved].

(f) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Issuer shall have furnished to the Representatives a certificate signed by Andrew Krasner and William Rigger, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(1) the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuer and the Guarantors have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Issuer, threatened; and

(3) since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no event or development that has had, or that would reasonably be expected to have, a Material Adverse Effect.

(h) The Issuer shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, (i) at the Execution Time, a letter dated as of the Execution Time, in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to WTW within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Preliminary Prospectus and Disclosure Package, which letter shall use a “cut-off date” not earlier than three business days prior to the Execution Time, and (ii) at the Closing Date, a “bring down” comfort letter dated as of the Closing Date, in form and substance satisfactory to the Representatives, that reaffirms the statements made in the letter pursuant to subclause (i) of this Section 6(h), except that the specified cut-off date referred to shall be a date not more than three business days prior to the Closing Date.

(i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change or any development that can be expected to have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the WTW and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(j) Prior to the Closing Date, the Issuer and the Guarantors shall have furnished to the Representatives such further customary information, certificates and documents as the Representatives may reasonably request.

(k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of debt securities of WTW or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l) At the Execution Time and on the Closing Date, the Representatives shall have received a written certificate executed by the Chief Financial Officer of WTW, in form and substance reasonably satisfactory to the Representatives, with respect to certain financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017 on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Issuer or of any of the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer and the Guarantors will reimburse the Underwriters severally through the Representatives on demand accompanied by reasonable supporting documentation for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) Each of the Issuer and the Guarantors jointly and severally agrees to indemnify and hold harmless each Underwriter, the affiliates, directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other foreign, federal, state or statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(ii) hereof or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information is that described in Section 8(c) hereof. This indemnity agreement will be in addition to any liability which the Issuer and the Guarantors may otherwise have.

(b) The Issuer shall pay, and indemnify and hold harmless each Underwriter against, any stamp, registration, documentary, transfer, sales, stock exchange, value-added or any other similar duty or tax in connection with (i) the execution or delivery of this Agreement by the Issuer and the Guarantors or the issuance, sale or delivery of the Securities to the Underwriters (but excluding, for the avoidance of doubt, any payments by the Issuer or Guarantors under this Agreement, which are covered under the second and third sentence of this paragraph (b)) or (ii) the initial resales thereof by the Underwriters in the manner contemplated by this Agreement, the Disclosure Package and the Final Prospectus. All payments to be made by the Issuer or any Guarantor to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer or Guarantor, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer or Guarantor, as applicable, shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer and the Guarantors, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Issuer or the Guarantors within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Guarantors acknowledge that the statements set forth in the eighth paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the third paragraph relating to concessions and reallowances, and (iii) the sixth and seventh paragraphs related to stabilization and syndicate covering transactions in any Preliminary Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Guarantors and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer and the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Guarantors and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer and the Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Guarantors on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or any of the Guarantors within the meaning of either the Act or the Exchange Act, each officer of the Issuer or any of the Guarantors who shall have signed the Registration Statement and each director of the Issuer or any Guarantor shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Issuer or the Guarantors. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and the Guarantors and any non-defaulting Underwriter for damages occasioned by its default hereunder. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement, unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

For the avoidance of doubt, to the extent an Underwriter’s obligation to purchase Securities hereunder constitutes a BRRD Liability (as defined below) and such Underwriter does not, on the Closing Date, purchase the full amount of the Securities that it has agreed to purchase hereunder due to the exercise by the Relevant Resolution Authority (as defined below) of its powers under the relevant Bail-in Legislation as set forth in Section 18 with respect to such BRRD Liability, such Underwriter shall be deemed, for all purposes of this Section 9, to have defaulted on its obligation to purchase such Securities that it has agreed to purchase hereunder but has not purchased, and this Section 9 shall remain in full force and effect with respect to the obligations of the other Underwriters.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if (a) at any time subsequent to the execution and delivery of this Agreement and prior to such time (i) trading in the Issuer’s ordinary shares shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on the Nasdaq Global Select Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, the United Kingdom or Ireland of a national emergency or war, or other calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iii), the effect of such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer and the Guarantors or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuer and the Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Representatives c/o BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Desk, email: DL.US.Syndicate.Support@us.bnpparibas.com; c/o BofA Securities, Inc., 114 West 47th Street, NY8-114-08-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Fax No. (212) 901-7881; c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax No. (646) 291-1469; c/o HSBC Securities (USA) Inc., 66 Hudson Boulevard, New York, New York 10001, Attention: Transaction Management Group, Fax No. (646) 366-3229, email: tmg.americas@us.hsbc.com; and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Fax No. (212) 834-6081.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuer, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Issuer and the Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantors, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer or the Guarantors and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuer and the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer or the Guarantors on related or other matters). Each of the Issuer and the Guarantors agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or the Guarantors, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each of the Issuer and the Guarantors hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Issuer and each of the Guarantors waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Issuer and each of the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and each Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Issuer and each Guarantor, as applicable, is subject by a suit upon such judgment. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

17. Waiver of Immunity. To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Netherlands, the United Kingdom, Ireland, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Issuer and each Guarantor hereby irrevocably waive such immunity in respect of their obligations under this Agreement to the fullest extent permitted by applicable law.

18. Contractual Recognition of Bail-In. (a) Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters, the Issuer and the Guarantors, each of the Issuer and the Guarantors acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to each of the Issuer and the Guarantors under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (w) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (x) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person and the issue to or conferral on each of the Issuer and the Guarantors of such shares, securities or obligations; (y) the cancellation of the BRRD Liability; (z) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b) As used in this Section 18,

“Bail-in Legislation” shall mean in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” shall mean any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” shall mean Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” shall mean a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriters.

19. Acknowledgement and Consent to Bail-in of UK Financial Institutions. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Issuer or any of the Guarantors, the Issuer and each of the Guarantors acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Issuer or any of the Guarantors under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the relevant Underwriter(s) or another person, and the issue to or conferral on the Issuer or any of the Guarantors of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

As used in this Section 19, “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

20. Recognition of U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section 20,

“BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(i) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the final term sheet prepared and filed pursuant to Section 5(ii) hereto, if any, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 3:15 P.M., New York City time, on February 27, 2024.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which is used prior to the filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Guarantors and the several Underwriters.

[Signature Pages Follow]

Very truly yours,

WILLIS NORTH AMERICA INC.

By:	/s/ William Rigger
Name: William Rigger
Title: Authorized Officer

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

By:	/s/ William Rigger
Name: William Rigger
Title: Treasurer

WILLIS TOWERS WATSON SUB HOLDINGS UNLIMITED COMPANY

By:	/s/ William Rigger
Name: William Rigger
Title: Attorney

WILLIS NETHERLANDS HOLDINGS B.V.

By:	/s/ William Rigger
Name: William Rigger
Title: Authorised Signatory

WILLIS INVESTMENT UK HOLDINGS LIMITED

By:	/s/ William Rigger
Name: William Rigger
Title: Authorised Representative

TA I LIMITED

By:	/s/ William Rigger
Name: William Rigger
Title: Authorised Representative

WILLIS TOWERS WATSON UK HOLDINGS LIMITED

By:	/s/ William Rigger
Name: William Rigger
Title: Authorised Representative

WILLIS GROUP LIMITED

By:	/s/ William Rigger
Name: William Rigger
Title: Authorised Representative

TRINITY ACQUISITION PLC

By:	/s/ William Rigger
Name: William Rigger
Title: Authorised Representative

The foregoing Agreement is hereby confirmed and accepted as of the date first above written

For itself and other several Underwriters named in Schedule I to the foregoing Agreement

BNP PARIBAS SECURITIES CORP.

By:	/s/ Tejus Morland
Name: Tejus Morland
Title: Vice President

BOFA SECURITIES, INC.

By:	/s/ Randolph B. Randolph
Name: Randolph B. Randolph
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

HSBC SECURITIES (USA) INC.

By:	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

Schedule I

Underwriters	5.900% Senior Notes due 2054
BNP Paribas Securities Corp.	$120,000,000
BofA Securities, Inc.	$120,000,000
Citigroup Global Markets Inc.	$120,000,000
HSBC Securities (USA) Inc.	$120,000,000
J.P. Morgan Securities LLC	$120,000,000
Barclays Capital Inc.	$20,062,000
PNC Capital Markets LLC	$20,062,000
Truist Securities, Inc.	$20,062,000
Wells Fargo Securities, LLC	$20,062,000
BMO Capital Markets Corp.	$8,719,000
Goldman Sachs & Co. LLC	$8,719,000
Lloyds Securities Inc.	$8,719,000
M&T Securities, Inc.	$8,719,000
MUFG Securities Americas Inc.	$8,719,000
Santander US Capital Markets LLC	$8,719,000
Standard Chartered Bank	$8,719,000
TD Securities (USA) LLC	$8,719,000
Total	$750,000,000

SCH-I-1

Schedule II

Exceptions

None.

SCH-II-1

Schedule III

Significant Subsidiaries

Willis Towers Watson Sub Holdings Unlimited Company

Willis Netherlands Holdings B.V.

Willis Investment UK Holdings Limited

TA I Limited

Willis Towers Watson UK Holdings Limited

Trinity Acquisition plc

Willis Group Limited

Willis North America Inc.

Willis Towers Watson US LLC

Willis US Holding Company LLC

WTW Delaware Holdings LLC

Willis Limited

GS & Cie Groupe

SCH-III-1

Schedule IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Dated February 27, 2024

Registration Statement No. 333-263086

$750,000,000 5.900% Senior Notes due 2054 (the “notes”)

Issuer:	Willis North America Inc.

Guarantors:

Willis Towers Watson Public Limited Company

Willis Towers Watson Sub Holdings Unlimited Company
Willis Netherlands Holdings B.V.
Willis Investment UK Holdings Limited
TA I Limited

Willis Towers Watson UK Holdings Limited
Willis Group Limited
Trinity Acquisition plc

Expected Ratings (Moody’s/S&P)*:	[Intentionally Omitted]

Security Type:	Senior, Unsecured

Principal Amount:	$750,000,000

Issue Price:	99.512% of the principal amount

Proceeds to Issuer (before underwriting discount and offering expenses):	$746,340,000

Trade Date:	February 27, 2024

Settlement Date:	March 5, 2024 (T+5)

Maturity Date:	March 5, 2054

Coupon:	5.900%

Interest Payment Dates:	Semi-annually on March 5 and September 5 of each year, commencing on September 5, 2024

Benchmark Treasury:	4.750% due November 15, 2053

SCH-IV-1

Benchmark Treasury Price / Yield:	105-05+ / 4.435%

Spread to Benchmark Treasury:	+150 basis points (1.500%)

Yield to Maturity:	5.935%

Optional Redemption:	Prior to September 5, 2053 (six months prior to their maturity date) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

1.  (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to, but excluding, the date of redemption, and

2. 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

CUSIP/ISIN:	970648AN1 / US970648AN13

* * *

Joint Book-Running Managers:

BNP Paribas Securities Corp.

BofA Securities, Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Barclays Capital Inc.

PNC Capital Markets LLC

Truist Securities, Inc.

Wells Fargo Securities, LLC

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Co-Managers:

BMO Capital Markets Corp.

Goldman Sachs & Co. LLC

Lloyds Securities Inc.

M&T Securities, Inc.

MUFG Securities Americas Inc.

Santander US Capital Markets LLC

Standard Chartered Bank

TD Securities (USA) LLC

This communication is intended for the sole use of the person to whom it is provided by the Issuer.

*	Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.

The Issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request them by calling BNP Paribas Securities Corp. at 1-800-854-5674, BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. at 1-800-831-9146, HSBC Securities (USA) Inc. at 1-866-811-8049 or J.P. Morgan Securities LLC collect at 1-212-834-4533.

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified in this communication, which will be the fifth business day following the date of pricing of such notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the succeeding two business days will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade the notes on the date of pricing or the succeeding two business days should consult their own advisors.

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ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

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Annex A-I

U.S. Opinion of Weil, Gotshal & Manges LLP

Annex A-II

U.K. Opinion of Weil, Gotshal & Manges LLP

Annex B

Opinion of Irish Counsel

Annex C

Opinion of Dutch Counsel